Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Meta Financial Group, Inc. (the "Company") for the quarterly period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James S. Haahr, Chief Executive Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:  /s/ James S. Haahr
   --------------------
Name:  James S. Haahr
Chief Executive Officer
May 13, 2005


                                       27